UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 28, 2013

                  ACTIVISION BLIZZARD, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard, Santa Monica, CA		90405
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (310) 255-2000

________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)                              On October 28, 2013, the Board of Directors (the “Board”) of Activision Blizzard, Inc., a Delaware corporation (the “Company”), amended and restated its compensation program for directors of the Company who are not employed by the Company or any of its subsidiaries (collectively, the “non-affiliated directors”).  A copy of the Company’s amended and restated Non-Affiliated Director Compensation Program and Stock Ownership Guidelines is attached hereto as Exhibit 10.1, and is incorporated herein by reference.  The following description of the amended and restated Non-Affiliated Director Compensation Program and Stock Ownership Guidelines is qualified in its entirety by reference to the full text of that program.

Cash Compensation.  The following table sets forth a summary of the cash elements of the Non-Affiliated Director Compensation Program and Stock Ownership Guidelines:

Annual Retainer	$90,000
For Serving as Chairperson of the Audit Committee	$33,000
For Serving as Chairperson of the Compensation Committee	$22,000
For Serving as Chairperson of the Nominating and Corporate Governance Committee	$16,500
For Serving as an Audit Committee Member (other than as the Chairperson)	$11,000
For Serving as a Compensation Committee or Nominating and Governance Committee Member (other than as the Chairperson)	$5,500
Per Day for Special Assignments	$5,500

Equity Compensation.  In addition to receiving cash compensation, under the amended and restated Non-Affiliated Director Compensation Program and Stock Ownership Guidelines each non-affiliated director will, upon his or her election or appointment to the Board and upon each subsequent re-election to the Board, receive restricted share units representing the right to receive shares of the Company’s common stock.  The grant date value of those restricted share units will be $250,000 (pro-rated in the event of an election or appointment at any time other than at a Board meeting immediately following an annual meeting of the Company’s shareholders).  The actual number of shares underlying the restricted share units will be determined by dividing the grant date fair value of the award by the NASDAQ National Market closing price of the Company’s stock on the date of grant.  The grants of restricted share units will be made three business days following the date of the first Board meeting at which such grants are approved.  Each award will vest in four equal installments (on a quarterly basis for the year following the date of grant, subject to continued service on our Board).

Elaine P. Wynn and Peter Nolan, who were each elected to the Board on October 11, 2013, as disclosed in the Company’s Form 8-K filed on October 18, 2013, will participate in the amended and restated Non-Affiliated Director Compensation Program and Stock Ownership Guidelines, as will Robert J. Corti, Robert J. Morgado and Richard Sarnoff.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

10.1	Activision Blizzard, Inc. Non-Affiliated Director Compensation Program and Stock Ownership Guidelines, dated as of October 28, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2013

ACTIVISION BLIZZARD, INC.

By:	/s/ Chris B. Walther
Chris B. Walther
Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Activision Blizzard, Inc. Non-Affiliated Director Compensation Program and Stock Ownership Guidelines, dated as of October 28, 2013.